Exhibit 99.1

Ispire Technology Inc. Reports Financial Results for the Fiscal Year 2024

Record Revenue Year with Revenue Increasing 31.4% Year-Over-Year to $151.9 Million

Gross Profit Increased 43.3% Year-Over-Year to $29.8 Million

Submitted PMTA Application in September 2024 Planning to Re-enter US ENDS Market

LOS ANGELES, September 26, 2024 – Ispire Technology Inc. (NASDAQ: ISPR) (“Ispire,” the “Company,” “we,” “us,” or “our”), an innovator in vaping technology and precision dosing, today reported results for the fiscal year 2024, which ended on June 30, 2024, and will file its annual report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) on September 26, 2024.

Fiscal Year 2024 Financial Results

●	Revenue increased 31.4% to $151.9 million as compared to $115.6 million in the 2023 fiscal year.

●	Gross profit increased 43.3% to $29.8 million compared to $20.8 million in the 2023 fiscal year.

●	Gross margin increased to 19.6% as compared to 18.0% in the 2023 fiscal year;

●	Total operating expenses increased 73.0% to $43.7 million as compared to $25.3 million in the 2023 fiscal year.

●	Net loss of ($14.8) million as compared to net loss of ($6.0) million in the 2023 fiscal year.

Michael Wang, Co-Chief Executive Officer of Ispire, commented,

●	“Fiscal year 2024 was a foundational year for Ispire, marked by record revenue and substantial margin expansion while strategically positioning us for faster growth in our global nicotine business and intentionally focusing our cannabis vaping hardware on high quality multi-state operator (MSO) customers.

●	We continued to increase our revenue as we forged strategic long term partnerships with industry leaders such as Acreage Holdings, Hidden Hills Club, Dank Pack, and BRKFST, a brand produced and sold under a license arrangement with international singer and songwriter Burna Boy. These collaborations helped to expand our market presence, increase distribution channels, and solidify our global operating infrastructure.

●	We enhanced our manufacturing capabilities with the opening of a state-of-the-art 31,000 sq. ft. facility in Malaysia earlier this year as we aim to capitalize on the international nicotine market while driving our costs down and increasing profitability. We expect to continue to realize incremental margin improvements with this facility as production throughput increases.

●	We successfully closed on a $12.3 million public offering this past spring which helped strengthen our financial standing and has positioned us to expand on future international growth opportunities in both the nicotine and cannabis sectors.

●	Additionally, we bolstered our senior leadership team with key appointments: Jim McCormick as Chief Financial Officer, John Patterson as Senior Vice President of International Nicotine, and Dennis Lider as Senior Vice President of Cannabis Vaping Hardware Sales.

●	While we are excited by our results, we are even more optimistic about our path forward. We continue to work towards an industry-leading point-of-use age-verification solution for vapor devices as well as continue to introduce cutting-edge technology across the U.S. e-cigarette market.

●	We recently submitted our first PMTA application in four years for a disposable ENDS product with four flavors. This is an important milestone for the Company, as we aim to re-enter the U.S. ENDS market. While we maintain our focus on innovation to drive topline growth, we are equally committed to achieving sustainable margin improvements. At the same time, we are taking steps to limit underage access to vaping products in line with the Company’s values which focus on responsible marketing to adult consumers.

●	We believe these initiatives have collectively positioned us to capitalize on future market opportunities while delivering long-term value to our stakeholders.”

Jim McCormick, Chief Financial Officer of Ispire, stated, “Our fiscal year 2024 results reflect our ability to successfully execute across our business segments, with a strategic focus on the international nicotine market as our primary revenue, margin, and future profit driver given its significant market size.

We recognize we have taken calculated risks with our cannabis investments in the US over the course of 2024. We have expanded our customer base as well as sales to existing customers while improving our gross margins as the year progressed. While we have made significant gains in market share, we also experienced challenges with slow-paying customers related to the systemic cash demands placed on the US cannabis industry.

Much of this can be linked to the cannabis specific 280E requirements, perpetuated by the lack of cannabis rescheduling from a Schedule I to a Schedule III controlled substance. In addition, ongoing industry conditions as well as the current regulatory and taxation environment are placing pressure on our customer’s cash flow and ability to pay us in a timely manner.

Despite these challenges, we remain very confident in our growth trajectory. Our strategic realignment positions the Company to drive growth initiatives in both the nicotine and cannabis sectors, with a renewed focus on quality investments. Furthermore, we are continuing to drive costs down as we expand our utilization of our Malaysian production facility. This facility significantly bolsters our manufacturing capabilities, while providing operational efficiency and reducing our product costs.”

Financial Results for the Fiscal Year Ended June 30, 2024

For the fiscal year ended June 30, 2024, Ispire reported revenue of $151.9 million compared to $115.6 million during the same period last year, an increase of 31.4%. The increase in revenue was primarily attributable to the combined effect of increases in product sales in the United States of $21.5 million from $41.6 million for the year ended June 30, 2023 to $63.1 million for the year ended June 30, 2024, increases in sales of vaping products in Europe of $6.5 million from $58.8 million for the year ended June 30, 2023 to $65.3 million for the year ended June 30, 2024, and increases in sales of vaping products in other markets of $5.7 million from $0.3 million for the year ended June 30, 2023 to $6.0 million for the year ended June 30, 2024, mainly contributed by increase in sales to South Africa of $5.4 million.

Gross profit for the fiscal year ended June 30, 2024, was $29.8 million compared to $20.8 million for the same period in fiscal year 2023. Over this same period, our gross margin grew to 19.6%, from 18.0%. The increase in gross profit and gross margin during the fiscal year 2024 was primarily due to a change in product mix focusing on higher margin products, higher sales volume leading to improved economies of scale, and the benefits derived from production in the Company’s Malaysia facility.

Total operating expenses for the fiscal year ended June 30, 2024 were $43.7 million as compared to $25.3 million in the same period in fiscal year 2023. This increase was primarily due to expenses to support the expanded business footprint in the areas of payroll and contract wages, sales and marketing, professional fees as well as increased stock-based compensation.

For the fiscal year ended June 30, 2024, net loss was ($14.8) million or ($0.27) per share, compared to a net loss of ($6.0) million, or ($0.12) per share for fiscal year 2023.

As of June 30, 2024, Ispire had $35.1 million in cash and cash equivalents and working capital of $16.6 million.

Conference Call

The Company will conduct a conference call at 8:00 am Eastern Time on Thursday, September 26, 2024, to discuss the results. Ispire management will host the conference call, followed by a question-and-answer period.

Please call the conference call dial-in 5-10 minutes prior to the start time and ask for the “Ispire Technology Call.” An operator will register your name and organization.

● Date: Thursday, September 26, 2024

● Time: 8:00 am ET

● Dial-In Numbers: United States 877-451-6152 or International +1 201-389-0879

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at https://viavid.webcasts.com/starthere.jsp?ei=1683501&tp_key=2e98778e22.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available from 11:00 am ET on September 26, 2024 through October 10, 2024. To listen, please dial 844-512-2921 or +1 412-317-6671. Use the passcode 13748321 to access the replay.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware in the US, Canada, Germany and South Africa. For more information, visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Facebook, Twitter and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the Company may be successful in re-entering the U.S. ENDS market; the approval or rejection of any PMTA submitted by the Company; whether the Company’s joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. (the “Joint Venture”) may be successful in achieving its goals as currently contemplated, with different terms, or at all, the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices, the Company’s ability to collect its accounts receivable in a timely manner, the Company’s business strategies, the ability of the Company to market to the Ispire ONE™, Ispire ONE™’s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of its products on the markets; the Ispire ONE™ proving to be safe, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended June 30, 2023 and any subsequent filings which Ispire makes with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by applicable law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

ISPIRE TECHNOLOGY INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In $USD, except share and per share data)

	June 30
	2023	2024
	(to be restated on Form 10-K for fiscal year 2024)
Assets
Current assets:
Cash	$40,300,573	$35,071,294
Accounts receivable, net	24,526,262	59,734,765
Inventories, net	7,472,108	6,365,394
Prepaid expenses and other current assets	3,378,617	1,400,152
Investment – other	9,133,707	-
Total current assets	84,811,267	102,571,605
Other assets:
Property, plant and equipment, net	1,088,131	2,582,457
Intangible assets, net	-	1,375,666
Right-of-use assets – operating leases	4,253,732	3,579,140
Other investment	-	2,000,000
Equity method investment	-	10,248,048
Other non-current assets	242,614	284,050
Total other assets	5,584,477	20,069,361
Total assets	$90,395,744	$122,640,966
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,274,391	$3,779,723
Accounts payable – related party	51,698,588	67,046,472
Contract liabilities	988,556	2,218,166
Accrued liabilities and other payables	281,361	11,738,339
Due to a related party	710,910	-
Income tax payable	63,853	-
Operating lease liabilities – current portion	837,100	1,207,832
Total current liabilities	55,854,759	85,990,532

Other liabilities:
Operating lease liabilities – net of current portion	3,071,075	2,194,094
Total liabilities	58,925,834	88,184,626

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 54,222,420 and 56,470,636 shares issued and outstanding as of June 30, 2023 and June 30, 2024	5,422	5,647
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued at June 30, 2023 and June 30, 2024	-	-
Additional paid-in capital	25,685,475	43,217,391
Retained earnings (accumulated deficit)	5,942,781	(8,825,041)
Accumulated other comprehensive (loss) income	(163,768)	58,343
Total stockholders’ equity	31,469,910	34,456,340
Total liabilities and stockholders’ equity	$90,395,744	$122,640,966

ISPIRE TECHNOLOGY INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In $USD, except share and per share data)

	Years ended June 30,
	2023	2024
	(to be restated on Form 10-K for fiscal year 2024)
Revenue	$115,605,536	$151,908,691
Cost of revenue	94,828,472	122,126,245
Gross profit	20,777,064	29,782,446
Operating expenses:
Sales and marketing expenses	4,416,220	6,608,724
General and administrative expenses	20,835,001	37,067,861
Total operating expenses	25,251,221	43,676,585
Loss from operations	(4,474,157)	(13,894,139)
Other income (expense):
Interest income, net	195,209	350,022
Exchange loss, net	(324,225)	(70,293)
Other (expense) income, net	(155,150)	128,634
Total other (expense) income, net	(284,166)	408,363
Loss before income taxes	(4,758,323)	(13,485,776)
Income taxes – current	(1,245,303)	(1,282,046)
Net loss	$(6,003,626)	$(14,767,822)
Other comprehensive loss
Foreign currency translation adjustments	20,896	222,111
Comprehensive loss	(5,982,730)	(14,545,711)
Net loss per share
Basic and diluted	$(0.12)	$(0.27)
Weighted average shares outstanding:
Basic and diluted	50,725,814	54,812,900

ISPIRE TECHNOLOGY INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In $USD, except share and per share data)

	Years ended June 30,
	2023	2024
	(to be restated on Form 10-K for fiscal year 2024)
Net loss	$(6,003,626)	$(14,767,822)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	46,662	505,653
Credit loss expenses	3,332,825	6,015,752
Right-of-use assets amortization	1,030,104	1,211,899
Stock-based compensation expenses	—	6,380,282
Inventory impairment	—	205,594
Loss from equity method investment	—	117,905
Changes in operating assets and liabilities:
Accounts receivable	(19,579,339)	(41,299,642)
Inventories	7,108,449	901,120
Prepaid expenses and other current assets	(2,598,746)	1,937,029
Accounts payable and accounts payable – related party	10,574,989	17,891,667
Contract liabilities	(690,637)	1,248,687
Accrued liabilities and other payables	168,179	2,456,979
Operating lease liabilities	(1,427,398)	(1,043,556)
Income tax payable	(417,260)	(63,853)
Net cash used in operating activities	(8,455,798)	(18,302,306)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,020,768)	(1,969,961)
Acquisition of intangible assets	—	(1,173,302)
Purchase of short term investment	(9,133,707)	—
Maturity of short term investment	—	9,133,707
Acquisition of other investment		(2,000,000)
Acquisition of equity method investment	—	(1,000,000)
Net cash (used in) provided by investing activities	(10,154,475)	2,990,444

Cash flows from financing activities:
Net proceeds from initial public offering	21,735,000	—
Payment of initial public offering costs	(3,475,172)	—
Proceeds from equity offerings	7,969,221	12,300,000
Issuance costs of equity offerings	(543,153)	(1,514,094)
Payment made for dividends	(3,362,639)	—
Repayments of advances from a related party	(37,893,062)	(703,323)
Net cash (used in) provided by financing activities	(15,569,805)	10,082,583

Net decrease in cash	(34,180,078)	(5,229,279)
Cash – beginning of period	74,480,651	40,300,573
Cash – end of period	$40,300,573	$35,071,294
Supplemental non-cash investing and financing activities
Leased assets obtained in exchange for operating lease liabilities	$4,988,032	$537,307
Unpaid equity method investment in accrued liabilities and other payables	$—	$9,000,000
Warrants issued in connection with equity method investment	$—	$365,954
Unpaid intangible assets in accrued liabilities and other payables	$—	$232,382
Supplemental disclosures
Cash paid for income taxes	$1,663,240	$1,355,110
Cash paid for interest	$587	$15,229

For more information, kindly contact:

IR Contacts:

Investor Relations
Sherry Zheng
718-213-7386
ir@ispiretechnology.com

KCSA Strategic Communications

Phil Carlson
212-896-1233
ispire@kcsa.com

PR Contact:

Ellen Mellody
570-209-2947
EMellody@kcsa.com